Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group to Present at the First China West Tourist Industry Expo

SHENZHEN, China, June 15, 2009 – Universal Travel Group (Amex: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced that the Company will be making a presentation at the First China West Tourist Industry Expo (“FCWTIE”) on June 18, 2009 at the Chongqing International Convention and Exhibition Center. Details of Universal Travel Group’s presentation at the expo are as follows:

Date:	Thursday, June 18, 2009

Venue:	Chongqing International Convention and Exhibition Center
Hall 1C – 8 (UTG corner)

Universal Travel Group sees numerous development opportunities in Chongqing and greater western China, given its rich tourism resources, ranging from the ancient Chinese treasure in Xi’an – the Terra Cotta Warriors, the Silk Road, Dunhuang, to the natural beauty of Jiu Zhaigou, the Three Changjiang River Gorges, Tibet and is home to the famous bamboo forest scene in the movie “House of Flying Daggers”. Western China has huge tourism potential and Universal Travel Group is positioned at the forefront to develop this market to become that region’s largest online travel services provider.

The local government has embraced Universal Travel Group’s initiatives as evidenced by the establishment of its new second home base in Chongqing, following its attendance at the recent 12th China Chongqing International Investment and Global Sourcing Fair (“CCISF”). The Company’s Chongqing office is scheduled to celebrate its opening ceremony on June 16, 2009, with many industry related high-ranking government officials expected to attend.

About FCWTIE

The First China West Tourist Industry Expo (“FCWTIE”), an event co-hosted by the China Tourism Administration and Chongqing Municipal People’s Government in Chongqing, is an important activity for trade and investment promotion. The theme for the first annual event is “Colorful West”.  Being held at the Chongqing International Convention and Exhibition Center, FCWTIE provides a platform for economic exchange and cooperation amongst China’s western 12 provinces and cities, the development of regional economies, and also for the cooperation and communication between Chongqing and other provinces and cities.

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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